Exhibit 10.3.45
MODIFICATION OF SALARY ARRANGEMENT BETWEEN THE COMPANY AND GEORGE B. TERHANIAN
On September 12, 2006, the Compensation Committee of the Board of Directors reviewed the compensation of George B. Terhanian, President, Harris Interactive Europe and Global Internet Research, and approved an increase in Mr. Terhanian’s base salary from $255,000 to $275,000. Mr. Terhanian’s salary arrangement is part of arrangements related to his Employment Agreement (filed as Exhibit 10.3.5 to the Company’s Annual Report on this Form 10-K).